EXHIBIT 99.2

                               EMERGENT GROUP INC.
                             2001 STOCK OPTION PLAN

1. Purpose of the Plan.

         The purpose of the Emergent Group Inc. 2001 Stock Option Plan (the "Plan") is to promote the interests of Emergent Group Inc., a Nevada corporation (the "Company"), and its stockholders by strengthening the Company's ability to attract and retain competent employees, to make service on the Board of Directors of the Company (the "Board") more attractive to present and prospective non-employee directors of the Company and to provide a means to encourage stock ownership and proprietary interest in the Company by officers, non-employee directors and valued employees and other individuals upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend.

2. Options Granted under the Plan.

         (a) The Company is authorized under this Plan to grant (i) incentive stock options ("qualified incentive options") that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) non-qualified stock options ("non-qualified options") that are not intended to satisfy the requirements of Section 422 of the Code with respect to shares of the Company's common stock, $0.001 par value per share ("Common Stock").

         (b) Options granted pursuant to the Plan shall be authorized by action of the Board (or a committee designated by the Board) and may be designated as either qualified incentive stock options that are intended to satisfy the requirements of Section 422 of the Code, or non-qualified options that are not intended to satisfy the requirements of Section 422 of the Code. Such designation shall be in the sole discretion of the Board. Options designated as qualified incentive stock options that fail to satisfy, or fail to continue to satisfy, the requirements of Section 422 of the Code by reason of the transfer, exercise or failure to exercise such options or as otherwise provided in Section 422 of the Code shall be re-designated as non-qualified options automatically on the date of such failure without further action by the Board.

3. Stock Subject to the Plan.

         (a) The total number of shares (the "Total Authorized Plan Shares") of the authorized but unissued or treasury shares of Common Stock for which the Company is authorized under this Plan to grant qualified incentive stock options and non-qualified options shall be equal, in the aggregate, to Six Million (6,000,000) shares.

         (b) The number of Total Authorized Plan Shares shall be subject to adjustment as provided in Section 14 hereof and may be shares of any class of Common Stock as determined by the Board; provided, however, that, in either case, such number of shares may from time to time be reduced by the Board to the extent that a corresponding number of issued and outstanding shares of Common Stock are purchased by the Company and set aside for issue upon the exercise of options hereunder.

         (c) If an option granted or assumed hereunder shall expire, terminate or be cancelled for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan.

         (d) Stock issuable upon exercise of an option under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board.

4. Administration of the Plan.

         The Plan shall be administered by the Board. No member of the Board shall act upon any matter exclusively affecting an option granted or to be granted to himself or herself under the Plan. A majority of the members of the Board shall constitute a quorum, and any action may be taken by a majority of those present and voting at any meeting. The decision of the Board as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Board may, in its sole discretion, grant options to purchase shares of Common Stock and issue shares upon exercise of such options, as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which may but need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board may, in its discretion, delegate its power, duties and responsibilities to a committee, consisting of two or more members of the Board, all of whom are

"Non-Employee Directors" (as hereinafter defined). If a committee is so appointed, all references to the Board herein shall mean and relate to such committee, unless the context otherwise requires. For the purposes of the Plan, a director or member of such committee shall be deemed to be a "Non-Employee Director" only if such person qualifies as a "Non-Employee Director" within the meaning of paragraph (b)(3)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code, as such term is interpreted from time to time.

5. Eligibility.

         (a) Options designated as qualified incentive stock options may be granted only to officers and key employees of the Company or of any subsidiary (herein called "subsidiary" or "subsidiaries"), as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations"). Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to be granted qualified incentive stock options pursuant to the Plan. Options designated as non-qualified options may be granted to (i) officers and key employees of the Company or of any of its subsidiaries, or (ii) agents and directors of and consultants to the Company, whether or not otherwise employees of the Company.

         (b) In determining the eligibility of an individual to be granted an option, and in determining the number of shares to be optioned to any individual, the Board shall take into account the recommendation, if any, of the chief executive officer of the Company, the position and responsibilities of the individual being considered, the length of such individual's employment with or services to the Company or the subsidiaries, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Board may deem relevant.

6. Restrictions on Qualified Incentive Stock Options.

         Qualified incentive stock options (but not non-qualified options) granted under this Plan shall be subject to the following restrictions:

         (a) Limitation on Number of Shares. The aggregate fair market value of the shares of Common Stock with respect to which qualified incentive stock options are granted, determined as of the date the qualified incentive stock options are granted, exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If a qualified incentive stock option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation, and any such options issued subsequently which first becomes exercisable in the same such calendar year, shall be treated as a non-qualified option pursuant to section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company or any parent or subsidiary of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which qualified incentive stock options may be granted under this Plan and all such other plans.

         (b) Ten Percent (10%) Stockholder. If any employee to whom a qualified incentive stock option is granted pursuant to the provisions of this Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, then the following special provisions shall be applicable to the qualified incentive stock options granted to such individual:

                  (i) The option price per share subject to such qualified incentive stock options shall not be less than 110% of the fair market value of the stock determined at the time such option was granted. In determining the fair market value under this clause (i), the provisions of Section 8 hereof shall apply.

                  (ii) The qualified incentive stock option shall have a term expiring not more than five (5) years from the date of the granting thereof.

7. Option Agreement.

         Each option shall be evidenced by a written agreement (the "Agreement" or the "ISO Agreement") duly executed on behalf of the Company and by the grantee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Board, provided that options designated as qualified incentive stock options shall meet all of the conditions for qualified incentive stock options as defined in Section 422 of the Code. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee. More than one option may be granted to any individual.

8. Option Price.

         (a) The option price or prices of shares of Common Stock for options designated as non-qualified stock options shall be as determined by the Board.

         (b) Subject to the conditions set forth in Section 6(b) hereof, the option price or prices of shares of Common Stock for options designated as qualified incentive stock options shall be at least the fair market value of such Common Stock at the time the option is granted as determined by the Board in accordance with subsection (c) below.

         (c) The fair market value of Common Stock shall be determined as follows:

               (i) If the Common Stock is listed on or quoted on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market, its fair market value shall be the mean between the high and low sales price for such stock on such exchange or system on the date of such grant, as reported in The Wall Street Journal or such other source as the Board deems reliable; or, if none, shall be the mean of the closing "bid" and "ask" prices, if any, for the Common Stock on the date of such grant, as reported in The Wall Street Journal or such other source as the Board deems reliable; or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Section 25.2512-2 of the Regulations;

               (ii) If the Common Stock is not then listed or quoted on any established stock exchange or national market system, its fair market value shall be the average of the "bid" prices, if any, for the Common Stock on the date of such grant, as reported in National Daily Quotation Service or such other source as the Board deems reliable; or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with
          Section 25.2512-2 of the Regulations; and

               (iii) If the fair market value of the Common Stock cannot be determined under either (i) or (ii) of Section (c) above, the fair market value thereof shall be determined in good faith by the Board.

               (iv) Regardless of (i) or (ii) of Section (c) above, if the last sales price is reported, that value should be used.

9. Manner of Payment; Manner of Exercise.

         (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock owned by the optionee having a fair market value equal in amount to the exercise price of such options, or (iii) any combination of (i) and (ii); provided, however, that payment of the exercise price by delivery of shares of Common Stock owned by such optionee may be made only upon the condition that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board, unless such condition is waived by the Board. The fair market value of any shares of Common Stock which may be delivered upon exercise of an option shall be determined by the Board in accordance with Section 8 hereof.

         (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made to the person or persons exercising the option at such time and place, as shall be designated in such notice, during ordinary business hours, after three (3) days but not more than ninety (90) days from the date of receipt of the notice by the Company, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

10. Exercise of Options.

         Each option granted under the Plan shall, subject to Section 11 hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant. To the extent that an option is not exercised when it becomes initially exercisable, such option shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period provided in the Agreement unless and until such option sooner terminates or is cancelled pursuant to Section 11 hereof. No partial exercise may be made for less than one hundred (100) full shares of Common Stock. However, exercises of options in blocs of fewer than one hundred (100) full shares of Common Stock may be made provided such amount represents all of the then exercisable options held by such person.

11. Term, Expiration, Exercisability and Rescission of Options.

         (a) Term and Expiration.

                  (i) Except as otherwise expressly provided by Section 6(b) of this Plan, each option granted under the Plan shall expire ten (10) years from the date of the granting thereof unless sooner terminated or cancelled as provided in this Section 11 or in the Agreement.

                  (ii) The term of any option granted to any grantee who ceases for any reason to perform services for the Company or one of its subsidiaries shall automatically expire, terminate and be cancelled to the extent such option is not then vested, accrued or otherwise exercisable under the Agreement and this Plan on the earlier of (A) the date such grantee ceases to perform services for the Company or one of its subsidiaries or (B) the date on which the option expires by its terms; provided, however, that in the event the grantee ceases to perform services for the Company or one of its subsidiaries because the grantee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code) or due to the death of the grantee, all options that have not expired and are not then vested shall automatically become vested and exercisable on the day preceding the date the grantee ceases to perform such services by reason of such disability or death; and provided further, that the Board, in its sole discretion, may, under any circumstances and at any time, (x) permit the option to continue in effect in accordance with the terms of the Agreement and this Plan after the grantee ceases to perform services for the Company or a subsidiary (but not beyond the date on which the option expires by its terms) and/or (y) accelerate the vesting and exercisability of such option with respect to shares that are not vested or otherwise exercisable under the provision of the Agreement or this Plan at the time the grantee ceases to perform such services.

         (b) Limitations on Exercise.

               (i) Except as provided in the Agreement or under this Plan, in the event a grantee of an option ceases for any reason to perform services for the Company or one of its subsidiaries, any option granted to such grantee that is vested, accrued and otherwise exercisable and in effect under this Plan on the date such grantee ceases to perform such services shall automatically terminate and be cancelled unless such option is exercised in accordance with the Agreement and this Plan on or before the earlier of (A) the date on which the option expires by its terms or (B) the 90th day after the grantee ceases to perform such services; provided, however, that in the event the grantee ceases to perform services for the Company or one of its subsidiaries because the grantee becomes permanently disabled (within the meaning of Section 22(e)(3) of the Code) or due to the death of the grantee, the period within which the grantee (or his executor, administrator or personal representative, as the case may be) may exercise such vested option under clause (B) in the preceding sentence shall be extended from 90 days to one year after the grantee ceases to perform such services by reason of such disability or death (but in no event beyond the date on which the option expires by its terms); and provided further, that the Board, in its sole discretion, may, under any circumstances and at any time, extend the period within which such vested option may be exercised beyond such 90 day or one year period, as the case may be, (but in no event beyond the date on which the option expires by its terms), subject to earlier cancellation pursuant to clause (ii) of this subsection 11(b) and/or rescission pursuant to subsection 11(c) hereof.

               (ii) Notwithstanding any provisions of the Agreement or under this Plan, in the event the Company or a subsidiary terminates the employment of any grantee of an option on the grounds that such grantee engaged in any of the following activities ("Wrongful Activities"), or if at any time it is determined by the Board that the grantee engaged in any Wrongful Activity either during or after his or her employment with the Company or a subsidiary, then, in either of such events, any and all options granted to such grantee hereunder shall automatically terminate and be cancelled upon such termination of employment or determination by the Board, as the case may be, regardless of the extent to which such options are or were otherwise vested, accrued and exercisable:

                    (A) the commission by the grantee of a criminal act punishable as a felony with respect to his or her employment with the Company or any subsidiary; or

                    (B) the  unlawful  taking or use by the grantee of any asset or property of the Company or of any subsidiary; or

                    (C) the breach by the grantee of any of the terms or conditions of the Agreement or of any other written agreement (which for these purpose shall include any ISO Agreement and/or any employment agreement or provision of employee handbook) between the employee and the Company or a subsidiary (which for these purpose shall include any predecessor entity or equity owner of such entity) insofar as such terms prohibit or otherwise restrict the grantee from (x) using or disclosing any confidential information of the Company or any subsidiary, (y) soliciting or assisting any individual to leave the employ of the company or any subsidiary or (z) competing with, or rendering services to any competitor of, the Company or any subsidiary.

         (c) Rescission. Upon the exercise of any option at any time during or after the grantee's employment with the Company or a subsidiary, the grantee shall certify on a form acceptable to the Board that the grantee is in compliance with all of the terms and conditions of the Agreement and Plan and has not engaged in any Wrongful Activities. If at any time following the exercise of any option the Board determines that the grantee engaged in any Wrongful Activities at any time either prior to or within one year after such exercise, the exercise of such option, and any payment and delivery in connection therewith, shall be cancelled and rescinded. The Company shall notify the grantee in writing of any such rescission immediately after such exercise. Within ten days after delivery of such notice to the grantee, the grantee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery. Such payment shall be made, in the discretion of the Board, either in cash or by returning to the Company the number of shares of common Stock received by the grantee in connection with the rescinded exercise, payment or delivery. The remedies contained in this Section 11 with respect to the rescission and/or cancellation of any option granted to any grantee who engages in any Wrongful Activity shall be in addition to, and shall not be construed as a limitation of, any and all other remedies available to the Company against such grantee by reason of such Wrongful Activity.

12. Options Not Transferable.

         The right of any grantee to exercise any option granted to him or her shall not be assignable or transferable by such grantee other than by will or the laws of descent, and any such option shall be exercisable during the lifetime of such grantee only by him; provided, that the Board may permit a grantee, by expressly so providing in the related Agreement, to assign or transfer, without consideration (and only without consideration), the right to exercise any option granted to him or her to such grantee's children, grandchildren or spouse, to trusts for the benefit of such family members and to partnerships in which such family members are the only partners. Any option granted under this Plan shall be null and void and without effect upon the bankruptcy of the grantee to whom the option is granted, or upon any attempted assignment or transfer except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option.

13. [ Reserved ].

14. Recapitalization, Reorganization and the Like.

         (a) In the event that the outstanding shares of Common Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (or entity) by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, dividends payable in capital stock, or other capital adjustment, appropriate adjustment shall be made in accordance with Section 424(a) of the Code in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the grantee shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the exercise price per share.

         (b) In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise had been made prior to such sale, conveyance or Change in Control, less the exercise price therefor. Upon receipt of such consideration, the options shall immediately terminate and be of no further force and effect. The value of the stock or other securities the grantee would have received if the option had been exercised shall be determined in good faith by the Board, and in the case of shares of Common Stock, in accordance with the provisions of Section 8 hereof.

         (c) The Board shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement, upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as qualified incentive stock options that no longer qualify as qualified incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options.

         (d) A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock, shall acquire such additional shares of Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Common Stock outstanding.

         (e) If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Board may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

         (f) No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder in the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

15. No Special Employment Rights.

         Nothing contained in the Plan or in any option granted under the Plan shall confer upon any grantee any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the grantee from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined in accordance with Regulations
Section 1.421-7(h)(2).

16.      Withholding.

         The Company's obligation to deliver shares upon the exercise of any non-qualified option granted under the Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Company and optionee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements; provided, however, that no such agreement may be made by a grantee who is an "officer" or "director" within the meaning of Section 16 of the Exchange Act, except pursuant to a standing election to so withhold shares of Common Stock purchased upon exercise of an option, such election to be made not less than six months prior to such exercise and which election may be revoked only upon six months prior written notice.

17. Restrictions on Issuance of Shares.

         (a) Notwithstanding the provisions of Section 9 hereof, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

                  (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

                  (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

         (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions, within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

18. Purchase for Investment; Rights of Holder on Subsequent Registration.

         (a) Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

         (b) In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the 1933 Act or other applicable statutes, then the Company may take such action and may require from each grantee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

19. Loans.

         At the discretion of the Board, the Company may loan to the optionee some or all of the purchase price of the shares acquired upon exercise of an option granted under the Plan.

20. Modification of Outstanding Options.

         Subject to limitations contained herein, the Board may authorize the amendment of any outstanding option with the consent of the grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

21.Term of Plan.

         The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 22 hereof. The Board may grant options under the Plan prior to stockholder approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

22. Termination and Amendment of Plan.

         The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that (i) the Board may not, without approval by a majority vote of the stockholders of the Company, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan, and (ii) any such modification or amendment of the Plan shall be approved by a majority vote of the stockholders of the Company to the extent that such stockholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law, or applicable National Association of Securities Dealers, Inc. or exchange listing requirements. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option theretofore granted to him or her.

23. Limitation of Rights in the Underlying Shares.

         A holder of an option shall not be deemed for any purpose to be a stockholder of the Company with respect to such option except to the extent that such option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder.

24. Notices.

         Any communication or notice required or permitted to be given under the Plan shall be in writing, and shall be deemed given and delivered when mailed by registered or certified mail or delivered by hand and addressed, if to the Company, at its principal place of business, attention: Chairman, and, if to the grantee or holder of an option, at the address of the grantee or holder appearing on the records of the Company.

                  Governing Law and Consent to Jurisdiction.

         (a) To the extent that Federal laws do not otherwise control, the Plan and all determinations and actions taken pursuant to the Plan shall be governed by the laws of New York without regard to its conflicts of law principles and construed accordingly.

         (b) The state and federal courts located within the County of New York, state of New York shall be the exclusive forum for resolution of any disputes arising under or relating to the Plan. All recipients of options pursuant to the Plan consent to the exclusive jurisdiction of such courts. Service of process in connection with any action arising under or related to the Plan may be made in the manner prescribed in Section 24 of the Plan.